Exhibit 14.1

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Money Market Obligations Trust

We consent to the use of our report dated September 23, 2015, with respect to the financial statements of Federated Municipal Obligations Fund, a series of Money Market Obligations Trust, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” and “Annex B Financial Highlights” in the Prospectus/Information Statement.

/s/ KPMG LLP

Boston, Massachusetts

September 23, 2015